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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236577

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price Per Unit	Amount of Registration Fee(1)(2)

1.75% Convertible Notes due 2026	$500,000,000	100.0%	$500,000,000	$54,550

Common Shares of Beneficial Interest, $0.01 par value per share	(2)	(3)	(3)	(3)

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee to the Securities and Exchange Commission, or the SEC, for the 1.75% Convertible Senior Notes due 2026 is being made by the registrant on a "pay-as-you-go" basis, using the current SEC filing fee rate of $109.10 per million.

(2)
Includes an indeterminate number of common shares of beneficial interest issuable upon conversion of the notes at the initial conversion price of approximately $25.47 per common share. Pursuant to Rule 416 under the Securities Act, such number of common shares of beneficial interest registered hereby shall include an indeterminate number of common shares of beneficial interest that may be issued in connection with a share split, share dividend, recapitalization or similar event.

(3)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the number of common shares of beneficial interest issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
(To prospectus dated February 21, 2020)

$450,000,000

1.75% Convertible Senior Notes Due 2026

           Pebblebrook Hotel Trust is offering $450,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2026, or the notes, under this prospectus supplement. Interest on the notes will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021. The notes will mature on December 15, 2026.

           Holders may convert the notes at their option prior to the close of business on the business day immediately preceding June 15, 2026, but only under the following circumstances: (1) during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of our common shares of beneficial interest, $0.01 par value per share, or our common shares, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common shares and the conversion rate for the notes on each such trading day; (3) if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a note, we will pay or deliver, as the case may be, cash, common shares or a combination of cash and our common shares, at our election, as described in this prospectus supplement.

           The conversion rate applicable to the notes will initially equal 39.2549 of our common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $25.47 per common share). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change or if we provide notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be.

           We may redeem for cash all or any portion of the notes, at our option, on or after December 20, 2023 if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes.

           If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

           The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, other than to the extent the notes are guaranteed in the future by our subsidiaries, as described in this prospectus supplement.

           We do not intend to apply for listing of the notes on any securities exchange. Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol "PEB." The last reported sale price of our common shares on the NYSE on December 10, 2020 was $18.87 per share.

           Investing in the notes involves certain risks. See "Risk Factors" in this prospectus supplement and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, that are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before making an investment in the notes.

	Per Note	Total

Public offering price(1)		$450,000,000

Underwriting discount and commissions	2.5%	$11,250,000

Proceeds, before expenses, to us	97.5%	$438,750,000

(1)
Plus accrued interest, if any, from December 15, 2020

           The underwriters will have the option to purchase within 13 days beginning on and including the date on which we first issue the notes up to an additional $50,000,000 principal amount of notes from us at the public offering price less the underwriting discount solely to cover over-allotments, if any.

           The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about December 15, 2020.

Joint Book-Running Managers

BofA Securities	Raymond James

Co-Lead Managers

Truist Securities	US Bancorp	PNC Capital Markets LLC	Regions Securities LLC

Co-Managers

Capital One Securities	BMO Capital Markets	Scotiabank
SMBC Nikko	TD Securities	BBVA

The date of this prospectus supplement is December 10, 2020.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement on or prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Information by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus. Unless the context otherwise requires, in this prospectus supplement, the terms "company," "we," "us" and "our" refer to Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., or our operating partnership.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain "forward-looking statements." Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "potential," "could," "seek," "assume," "forecast," "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements include, among others, statements about the impact of the COVID-19 pandemic on our business, our business strategy (including acquisition, disposition and development plans), industry trends, estimated revenues and expenses, estimated costs and durations of renovation or restoration projects, estimated insurance recoveries, our ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures, operating cash flows and our ability to obtain financing or raise capital). You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

  •
  the COVID-19 pandemic, which has had, and is expected to continue to have, a significant adverse impact on our financial condition, results of operations, cash flows, liquidity and prospects, adversely impacts our ability to obtain acceptable financing to fund pandemic-driven reductions in cash from our operations. The current and uncertain future impact of the COVID-19 pandemic, including its effect on the ability or desire of people to travel, is expected to continue to adversely impact our financial condition, results of operations, cash flows, liquidity and prospects;

  •
  as a result of the COVID-19 pandemic, we suspended operations at some of our hotels and resorts, and if we are unable to recommence operations in the near-term, or if we are required or elect to close hotels that are currently operating, we may fail to comply with maintenance covenants in certain of our debt facilities;

  •
  world events impacting the ability or desire of people to travel may lead to a decline in demand for hotels;

  •
  risks associated with the hotel industry, including competition, changes in visa and other travel policies by the U.S. government making it less convenient, more difficult or less desirable for international travelers to enter the U.S., increases in employment costs, energy costs and other operating costs, or decreases in demand caused by events beyond our control including, without limitation, the COVID-19 pandemic, actual or threatened terrorist attacks, cyber attacks, any type of flu or disease-related pandemic, or downturns in general and local economic conditions;

  •
  the availability and terms of capital and the general volatility of securities markets;

  •
  our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

  •
  risks associated with the global economy and real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws;

  •
  interest rate increases;

  •
  our possible failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or "the Code", and the risk of changes in laws affecting REITs;

  •
  the timing and availability of potential hotel acquisitions and our ability to identify and complete hotel acquisitions or dispositions in accordance with our business strategy;

S-iii

  •
  the possibility of uninsured losses;

  •
  risks associated with redevelopment and repositioning projects, including delays and cost overruns;

  •
  the use of proceeds from this offering and the potential benefits of the capped call transactions described herein; and

  •
  the factors referenced or incorporated by reference into this prospectus and any prospectus supplement, as well as the factors described under the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2019 and the risk factor set forth under Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 24, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Accordingly, there is no assurance that our expectations will be realized. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2019 and the risk factor set forth under Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 24, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

S-iv

SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the notes, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption "Risk Factors" in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2019, and the risk factor set forth under Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 24, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters' over-allotment option is not exercised.

OUR COMPANY

General

        Pebblebrook Hotel Trust is an internally managed hotel investment company organized to opportunistically acquire and invest in hotel properties located primarily in major U.S. cities, including Atlanta, Boston, Chicago, Key West, Los Angeles, Miami, Nashville, Naples, New York, Philadelphia, Portland, Santa Monica, San Diego, San Francisco, Seattle and Washington, D.C., with an emphasis on major gateway urban markets. In addition, we also opportunistically target investments in resort properties located near our primary urban target markets, as well as in select destination resort markets such as south Florida and southern California. We focus on both branded and independent full-service hotels in the "upper upscale" segment of the lodging industry. The full-service hotels on which we focus our investment activity generally have one or more restaurants, lounges, meeting facilities and other amenities, as well as high levels of customer service. We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries. As of September 30, 2020, the Company owned 53 hotels with a total of 13,326 guest rooms, of which 35 were open, and operations at the remaining 18 hotels were still temporarily suspended, due to the COVID-19 pandemic. For the year ended December 31, 2019, approximately 40%, 35% and 25% of our guest room occupancy was attributable to leisure transient, corporate transient and group business, respectively and approximately 64%, 22% and 14% of our total guest rooms were in urban lifestyle hotels, urban major brand hotels and unique lifestyle reports, respectively. We believe our portfolio is well maintained, having redeveloped or renovated 40 of our hotels within the last five years.

        We believe that we qualify, and we have elected to be taxed, as a REIT under the Code, commencing with our short taxable year ended December 31, 2009.

        Our principal executive offices are located at 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814. Our telephone number is (240) 507-1300. Our Internet website is www.pebblebrookhotels.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

        As of December 6, 2020, 37 of our 53 hotels and resorts were open, representing properties that made up approximately 67% of our total guest room count. We intend to reopen our hotels whose operations have been temporarily suspended as demand warrants and federal, state and local regulations and requirements allow. All eight of our resorts are experiencing improving occupancy over the all-time lows experienced during the second quarter of 2020 and, collectively, they are achieving average daily room rates that are at a premium to 2019.

THE OFFERING

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Pebblebrook Hotel Trust, a Maryland real estate investment trust
Securities Offered	$450,000,000 principal amount of 1.75% Convertible Senior Notes due 2026 (plus up to an additional $50,000,000 principal amount solely to cover over-allotments), which we refer to as the notes.
Maturity	December 15, 2026 unless earlier converted, repurchased or redeemed.
Interest

1.75% per year. Interest will accrue from December 15, 2020 (the scheduled date of original issuance) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021.

We will also be required to pay additional interest on the notes under the circumstances described under "Description of the Notes—Events of Default."
Conversion Rights

Subject to the restrictions on share ownership and transfer discussed below, holders may convert the notes at their option prior to the close of business on the business day immediately preceding June 15, 2026, but only under the following circumstances:

•

during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of our common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day;

•

during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of the notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common shares and the conversion rate for the notes on each such trading day;

•

if we call any or all of the notes for redemption, as described under "Description of Notes—Optional Redemption On or After December 20, 2023," at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

• upon the occurrence of specified corporate events described under "Description of the Notes—Conversion Rights—Conversion Upon Specified Corporate Events."

On or after June 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate for the notes will initially equal 39.2549 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $25.47 per common share), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of certain corporate events or if we provide a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such corporate event. See "Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption."

You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our payment or delivery, as the case may be, of the cash, our common shares or combination of cash and our common shares into which your note is convertible. See "Description of the Notes—Conversion Rights—General."

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash, our common shares or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and our common shares (rather than solely through delivery of our common shares), the amount of cash and our common shares, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in the 30 trading-day cash settlement averaging period (as described herein). See "Description of the Notes—Conversion Rights—Settlement Upon Conversion."

Optional Redemption On or After December 20, 2023

We may redeem for cash all or part of the notes, at our option, on or after December 20, 2023 if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See "Description of Notes—Optional Redemption On or After December 20, 2023."

Fundamental Change

If we undergo a "fundamental change" (as defined under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes"), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;
• equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;
• effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
• structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

As of September 30, 2020, our total consolidated indebtedness was approximately $2.4 billion, all of which was indebtedness of our subsidiaries to third parties (excluding trade payables) and to which the notes will be structurally subordinate.

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Events of Default

Except as described under "Description of the Notes—Events of Default," if an event of default with respect to the notes occurs, holders of the notes may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Except as described under "Description of the Notes—Events of Default," if an event of default with respect to the notes occurs, holders of the notes may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Restrictions on Ownership and Transfer

To assist us in complying with the limitations on the concentration of ownership of a real estate investment trust ("REIT") for federal income tax purposes, among other purposes, our declaration of trust contains restrictions on the ownership and transfer of our shares. Our declaration of trust generally prohibits, among other prohibitions, any shareholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our shares. The indenture that will govern the notes will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust. Any purported delivery of common shares upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for Notes

Prior to this offering, there was no public market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including the market price of our common shares, prevailing interest rates, our operating results and the market for similar securities. We have been advised by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.

No Listing	We do not intend to apply for listing of the notes on any securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "PEB."
Federal Income Tax Considerations

For federal income tax considerations relating to the purchase, ownership and disposition of the notes and our common shares into which the notes are convertible, see "Supplemental Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the accompanying prospectus.

Trustee and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $438.2 million (or approximately $486.9 million if the underwriters exercise their option to purchase additional notes to cover over-allotments in full), after deducting the underwriters' discounts and commissions and our estimated offering expenses related to this offering.

We entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and other financial institutions (the "option counterparties"). We intend to use approximately $34.5 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

We will contribute the remaining net proceeds from this offering to our operating partnership. Our operating partnership will use the remaining net proceeds to reduce our outstanding indebtedness, including amounts outstanding under our senior unsecured revolving credit facility and our unsecured term loans. As of December 8, 2020 (i) the annual interest rate payable on our $650 million senior unsecured revolving credit facility, which matures on January 15, 2022 (without giving effect to options to extend the maturity date to January 2023, subject to our compliance with certain conditions), was approximately 2.5% and the principal amount outstanding was approximately $290.0 million and (ii) the weighted-average annual interest rate payable on our unsecured term loans, which have a weighted-average maturity of 2.4 years, was approximately 3.90%, and the aggregate principal amount outstanding was $1.975 billion. Affiliates of certain underwriters in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the net proceeds from this offering used to reduce our outstanding indebtedness. See "Use of Proceeds."

Capped Call Transactions

In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of our common shares underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common shares upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase our common shares and/or enter into various derivative transactions with respect to our common shares concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common shares or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common shares and/or purchasing or selling our common shares or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, repurchase, or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common shares or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see "Risk Factors—Risks Related to the Notes and to this Offering—The capped call transactions may affect the value of the notes and our common shares" and "Underwriting—Capped Call Transactions."

Risk Factors

See "Risk Factors" beginning on page S-9 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2019 and the risk factor set forth under Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 24, 2020, to read about certain risks you should consider before buying the notes.

RISK FACTORS

        An investment in the notes involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Current Report on Form 8-K filed with the SEC on March 24, 2020, and contained in our Current Report on Form 8-K filed with the SEC on March 24, 2020, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. As a result, the market price of our common shares, and, in turn, the trading price of the notes, could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

 Risks Related to the Notes and to this Offering

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common shares, the interest rate environment and our credit quality, each of which could change substantially at any time.

        We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common shares, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

        For example, the trading price of the notes will increase with the market price and volatility of our common shares. We cannot, however, predict whether the market price of our common shares will rise or fall or whether the volatility of our common shares will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common shares. Moreover, we may or may not choose to take actions that could influence the volatility of our common shares.

        Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

        Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. Our ability to repay our debt, including the notes, depends on the performance of our operating partnership and its ability to make distributions to us.

        The notes will not be guaranteed by any of our subsidiaries, including our operating partnership, through which we conduct substantially all of our operations. Accordingly, none of our subsidiaries is currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, to the extent the notes do not have the benefit of subsidiary guarantees, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

        As of September 30, 2020, the notes would have been structurally subordinated to approximately $2.4 billion of indebtedness and other liabilities of our subsidiaries to third parties (excluding trade payables).

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

        We currently have and, after this offering, will continue to have a substantial amount of indebtedness. As of September 30, 2020, our total consolidated indebtedness was approximately $2.4 billion. This level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

        Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

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  make it more difficult for us to satisfy our obligations with respect to the notes;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  restrict us from exploiting business opportunities;

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  place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

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  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

        In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt.

Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, neither the base indenture nor the supplemental indenture establishing the terms of the notes limits or will limit the amount of debt that we or our subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

        The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes," "Description of the Notes—Consolidation, Merger and Sale of Assets" and "Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption," we may engage in transactions that may impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short our common shares, into which the notes are convertible, and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common shares in lieu of or in addition to short selling our common shares.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common shares, borrow our common shares or enter into swaps on our common shares could adversely affect the trading price and the liquidity of the notes.

Some significant restructuring transactions that may adversely affect you may not constitute a "fundamental change" under the indenture, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a "fundamental change" (as defined under "Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes"), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption may not adequately compensate you for any lost option value of your notes as a result of such transaction or redemption. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

        Upon the occurrence of a make-whole fundamental change, or if we provide notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or notice of redemption. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective or the date of the notice of redemption and the price paid (or deemed paid) per common share in such make-whole fundamental change or with respect to such redemption, all as described below under "Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption."

        Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change or redemption, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our common shares in the make-whole fundamental change or with respect to such redemption is greater than $110.00 per share or less than $18.87 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change or notice of redemption. Moreover, in no event will we increase the conversion rate for the notes solely because of such an adjustment to a rate that exceeds 52.9941 common shares per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

        Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions, could significantly affect the trading characteristics of our common shares and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

        In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

        The conversion rate is subject to adjustment for certain events, including, but not limited to, the issuance of dividends on our common shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our shares of beneficial interest, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common shares for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common shares. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

Redemption may adversely affect your return on the notes.

        Prior to December 20, 2023, we may not redeem the notes. On or after December 20, 2023, we may redeem for cash all or part of the notes, at our option, if the last reported price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.

        If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, upon conversion of the notes, unless we elect to settle the conversion entirely in our common shares, we will be required to make cash payments in respect of the notes being converted. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor or to make cash payments on the notes being converted and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes or to pay cash upon conversion may be limited by law, by regulatory authority or by the agreements governing our other indebtedness currently outstanding or outstanding at the time. If we fail to pay the fundamental change purchase price when due, or fail to pay any amount of cash due upon conversion within five business days of its due date, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes. In particular, the occurrence of certain events that would constitute a fundamental change would also constitute an event of default under our existing credit agreements.

If an active trading market does not develop for the notes, you may not be able to resell them.

        Prior to this offering, there was no public market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including the market price of our common shares, prevailing interest rates, our operating results and the market for similar securities. We have been advised by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to do so, and they may cease their market-making at any time.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.

        If one of the conversion contingencies is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods. See "Description of the Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely our common shares, we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).

The conditional conversion feature of the notes could result in your receiving less than the value of the cash, common shares or the cash and our common shares, if any, as the case may be, into which your notes would otherwise be convertible.

        Prior to June 15, 2026, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, our common shares or a combination of cash and our common shares, if any, as the case may be, into which your notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common shares after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert your notes may also adversely affect the trading price of the notes and your ability to resell the notes.

The settlement feature of the notes may have adverse consequences.

        The settlement feature of the notes, as described under "Description of the Notes—Conversion Rights—Settlement Upon Conversion," may:

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  result in holders receiving no common shares upon conversion or fewer common shares relative to the conversion value of the notes;

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  reduce our liquidity;

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  delay holders' receipt of the consideration due upon conversion; and

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  subject holders to the market risks of our common shares before receiving any common shares upon conversion.

That is, unless we elect to settle the conversion entirely in our common shares, upon conversion of the notes, you will, at our election, receive cash, or a combination of cash and our common shares, based upon the volume weighted average prices of our common shares for each of the 30 trading days during the applicable cash settlement averaging period. As described under "Description of the Notes—Conversion Rights—Settlement Upon Conversion," this period means, (1) for notes with a conversion date occurring on or after the 35th scheduled trading day before the maturity date, the 30 consecutive trading day period beginning on, and including, the 31st scheduled trading day prior to the maturity date (or, if such scheduled trading day is not a trading day, the immediately following trading day), (2) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under "Description of Notes—Optional Redemption On or After December 20, 2023" and, in each case, prior to the relevant redemption date, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date, and (3) in all other instances, the 30 consecutive trading day period beginning on, and including, the second trading day immediately following the related conversion date. Accordingly, if the price of our common shares decreases during this period, the amount and/or value of consideration you receive will be adversely affected. Furthermore, because we may settle all or a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity. See "Description of the Notes—Conversion Rights—Settlement Upon Conversion."

We may issue more of our common shares or additional instruments convertible into our common shares, including in connection with conversions of notes, which may materially and adversely affect the price of our common share and, in turn, the notes.

        Subject to lock-up provisions described under "Underwriting," we are not restricted from issuing additional common shares or other instruments convertible into our common shares during the life of the notes. See "Underwriting." We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common shares. If we issue more of our common shares or additional instruments convertible into or exercisable for our common shares, it may materially and adversely affect the price of our common shares and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes or such other instruments may dilute the ownership interests of existing shareholders, and any sales in the public market of our common shares issuable upon any such conversion or exercise could adversely affect prevailing market prices of our common shares or the notes. In addition, the anticipated issuance and sale of substantial amounts of our common shares or the anticipated conversion or exercise of securities into our common shares could depress the price of our common shares.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of shareholders' equity on our consolidated balance sheet at issuance and the value of the equity component is required to be treated as a discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report larger net losses or lower net income in our financial results because ASC 470-20 requires interest to include both the amortization of the debt discount and the instrument's coupon interest rate, if any, which could adversely affect our reported or future financial results, the trading price of our common shares and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method for earnings per share purposes, the effect of which is that the common shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of common shares that would be necessary to settle such excess, if we elected to settle such excess in common shares, are issued.

        In August 2020, the Financial Accounting Standards Board published an accounting standards update, which amends these accounting standards. Under these amendments, an entity will no longer be required to separately account for the liability and equity components of convertible debt instruments, such as the notes. This could have the impact of reducing non-cash interest expense, and thereby increasing net income. Additionally, once the amendments become effective for our financial statements, the treasury stock method for calculating earnings per share will no longer be allowed for convertible debt instruments whose principal amount may be settled using shares. Rather, taking into account the ability to settle the principal amount of the convertible debt instruments in shares, the if-converted method will be required in respect of the notes, which would decrease our diluted net income per share. We cannot be sure whether the amendments, or other changes that may be made to the current accounting standards related to the notes or otherwise, could have an adverse impact on our financial statements. These amendments will be effective for public companies for fiscal years beginning after December 15, 2021, with early adoption permitted as early as January 1, 2021.

Holders of the notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to our common shares to the extent our conversion obligations include common shares.

        Holders of the notes will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), until the time at which they become record holders of our common shares, which, if we deliver our common shares as part of our conversion obligation, will, if we elect to satisfy our conversion obligation by delivering solely our common shares, be the close of business on the conversion date, and otherwise will generally be the close of business on the last trading day of the applicable cash settlement averaging period, but will be subject to all changes affecting our common shares. For example, if an amendment is proposed to our declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our common shares, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common shares. In addition, because of the conditional conversion feature and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash, you may not be able to convert your notes until June 15, 2026, and you may not receive any of our common shares upon conversion.

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

        Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

Ownership limitations in our declaration of trust may impair the ability of holders to convert notes into our common shares.

        In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, our declaration of trust prohibits, among other prohibitions, ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest, subject to certain exceptions. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our shares. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common shares following conversion of such notes to the extent that receipt of such common shares would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit or violate any other restriction on the ownership and transfer of our shares of beneficial interest as provided in our declaration of trust. The indenture that will govern the notes will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust. Any purported delivery of common shares upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust.

The capped call transactions may affect the value of the notes and our common shares.

        In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of our common shares underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common shares upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.

        We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase our common shares and/or enter into various derivative transactions with respect to our common shares concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common shares or the notes at that time.

        In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common shares and/or purchasing or selling our common shares or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, repurchase, or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common shares or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

        In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common shares, which could adversely affect the value of our common shares and, if the notes have been issued, the value of the notes.

We are subject to counterparty risk with respect to the capped call transactions.

        The option counterparties are financial institutions, and we are subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties are not secured by any collateral. Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, then we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction with such option counterparty or the capped call transaction may be transferred to another financial institution. Our exposure will depend on many factors, but, generally, an increase in our exposure will be correlated to an increase in the market price and volatility of our common shares. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common shares. We can provide no assurance as to the financial stability or viability of the option counterparties.

 Risks Related to Taxation

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate for the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to federal income tax as a dividend. You should consult your tax advisor as to the tax consequences of constructive dividends. If you are a Non-U.S. Holder (as defined in "Supplemental Federal Income Tax Considerations—Consequences to Non-U.S. Holders of the Notes"), any deemed dividend would be subject to federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Supplemental Federal Income Tax Considerations."

The tax consequences of a conversion of notes for a combination of cash and our common shares are unclear.

        The amount of gain or loss that may be recognized upon a conversion of notes for a combination of cash and our common shares is unclear. See "Supplemental Federal Income Tax Considerations."

Risks Related to Our Business and Properties

The COVID-19 pandemic has had, and is expected to continue to have, a material adverse impact on our financial condition, results of operations, cash flows, liquidity and prospects. The current, and uncertain future, impact of the COVID-19 pandemic, including its effect on the ability or desire of people to travel for leisure or for business, is expected to continue to adversely impact our financial condition, results of operations, cash flows, liquidity and prospects.

        The COVID-19 pandemic and federal, state and local government responses thereto have significantly disrupted, and are expected to continue to significantly disrupt, our business. As a result of this pandemic and subsequent government mandates and health official recommendations, hotel demand was nearly eliminated during the second quarter of 2020 and occupancy levels reached historic lows. While our operations have improved, they are still well below pre-pandemic levels, and there can be no assurance that our operations will continue to improve or that our operations will not deteriorate again in response to surges in the pandemic. Certain states and cities, including those where our hotels are located, have reacted to the pandemic by instituting quarantines, restrictions on travel, "shelter in place" rules, restrictions on the types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. In response to the COVID-19 pandemic, we temporarily suspended operations at all of our hotels, and as of September 30, 2020, 35 of our hotels were open and the operations at the remaining 18 hotels remained temporarily suspended. Subsequent to September 30, 2020, we temporarily resuspended operations at two of our hotels, and we re-opened four additional hotels, and we anticipate re-opening additional hotels when demand recovers. Our operating hotels are running in a more limited capacity as compared to pre-pandemic levels and on a portfolio wide basis, generally with lower occupancy and lower average daily rates. We may determine in the future that it is in the best interest of our company, guests and employees to temporarily suspend operations at some or all of our open hotels. With hotel operations temporarily suspended or reduced, we have been and for the foreseeable future likely will be required to use a substantial portion of our available cash to pay hotel payroll expenses, maintenance expenses, fixed hotel costs, insurance expenses, property taxes and scheduled debt payments. Use of the our cash will reduce the amount of cash available for hotel capital expenditures, future business opportunities and other purposes, including distributions to our shareholders. To preserve liquidity, we have reduced staffing and expenses at our hotels that remain operational, reduced the quarterly cash dividend on our common shares to $0.01 per share, reduced planned capital expenditures and reduced the compensation of our executive officers, board of trustees and employees. While we have taken steps to increase our cash position and preserve our financial flexibility, given the unprecedented impact of COVID-19 on the global market and our hotel operations, we cannot assure you that these steps will prove to be sufficient our that our forecast or the assumptions we used to estimate our liquidity requirements will be correct.

        We are unable to predict when any of our hotels with temporarily suspended operations will resume operations. Moreover, once travel advisories and restrictions (which may be continued or reinstituted, due to the continued outbreak or a resurgent outbreak of COVID-19 (such as is currently occurring in much of the United States)) are lifted, travel demand may remain weak for a significant period of time as individuals may fear traveling. We are unable to predict if and when occupancy and the average daily rates at our hotels will return to pre-pandemic levels. Additionally, our hotels may be negatively impacted by adverse changes in the economy, including higher unemployment rates, declines in income levels, loss of personal wealth and possibly a national and/or global recession resulting from the impact of COVID-19. Declines in demand trends, occupancy and the average daily rates at our hotels may indicate that one or more of our hotels is impaired, which would adversely affect our financial condition and results of operations.

        We are subject to various financial covenants relating to our credit facilities, term loan facilities and senior notes. In June 2020, we completed amendments to the agreements governing our credit facilities, term loan facilities and senior notes, which, among other things, waived existing financial covenants through the end of the first quarter of 2021 and provided for less restrictive covenants through the end of the second quarter of 2022. Due to COVID-19's negative impact on our operations throughout 2020 and its expected impact into 2021 and beyond, it is possible that we may not meet the terms of these amended financial covenants once they are effective in 2021. As noted above, due to COVID-19, operations at 14 of our hotels remain temporarily suspended as of December 1, 2020, with the remainder generally operating at reduced capacities. Our future liquidity will depend on the gradual return of leisure, business and group business, to our hotels and the stabilization of demand throughout our portfolio. If we are unable to satisfy the amended financial covenants following the end of the existing waiver period, the lenders of such debt may require us to repay the loans. Failure to meet any financial covenants of our debt would adversely affect our financial conditions and results from operations, and may raise doubt about our ability to continue as a going concern.

        The COVID-19 pandemic may exacerbate many of the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Current Report on Form 8-K filed with the SEC on March 24. 2020, and expose us to the following risks, among others:

  •
  a complete or partial closure or re-closure of, or other operational issues at, one or more of our hotels, resulting from government, third-party hotel manager or franchisor action, which could materially adversely affect our operations;

  •
  the postponement or cancellation of conferences, conventions, festivals, sporting events, public events and other group business that would have otherwise brought individuals to the areas in which our hotels are located, which has caused, and could continue to cause, a decrease in occupancy rates over a prolonged period of time and exacerbate the seasonal volatility at our hotels;

  •
  a general decline of in-person business meetings and an increase in the use of teleconferencing and video-conferencing technology, which could cause a sustained shift away from business-related travel and have a material adverse effect on the overall demand for hotel rooms;

  •
  a decrease in individuals' willingness to travel as a result of actual or perceived health risks or a decrease in consumer spending, which could affect the ability of our hotels to generate sufficient revenues to meet operating and other expenses in the short- and long-term;

  •
  reduced economic activity impacting the businesses, financial condition and liquidity of our Company or that of our third-party hotel managers or franchisors, which could result in us, the third-party hotel manager or the franchisor being unable to comply with operational and performance conditions under the applicable management and franchise agreements;

  •
  reduced economic activity impacting the businesses, financial condition and liquidity of the retail and restaurant tenants located at certain of our hotels, which could cause one or more of such tenants to be unable to meet their obligations to us in full, or at all, to otherwise seek modifications of such obligations or to declare bankruptcy;

  •
  severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions, which could make it difficult for us to access debt and equity capital on attractive terms, or at all, and adversely impact our ability to fund business activities and repay debt, including the notes, on a timely basis;

  •
  the potential lack of funding, disruptions in the supply of materials or products or the inability of contractors to perform on a timely basis or at all, could cause delays in completing ongoing or future hotel renovations and capital improvements at our hotels;

  •
  difficulties in sourcing and transporting materials or products necessary to operate our hotels, such as linens or cleaning supplies, and a decrease in the availability of adequate staffing at our hotels, which could impact our ability to provide our guests with the customary level of service provided at our hotels;

  •
  our potential inability to renew or enter into new management agreements for our hotels on favorable terms, or at all, which could cause interruptions in the operations at certain hotels;

  •
  a general decline in business activity and demand for real estate transactions, and more specifically, demand for hotel properties, which could adversely affect our ability or desire to make strategic acquisitions or dispositions;

  •
  the potential negative impact on the health of our personnel, particularly if a significant number of our senior executive officers are impacted, which could result in a deterioration in our ability to ensure business continuity during a disruption;

  •
  the limited access to our facilities, management, franchisors, support staff and professional advisors, which could decrease the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, increase our susceptibility to security breaches, or hamper our ability to comply with regulatory obligations and lead to reputational harm and regulatory issues or fines;

  •
  increased operating costs at our hotels due to enhanced cleaning and hygiene protocols required or recommended by major hotel brands, the Centers for Disease Control and Prevention, unions and state and local governments; and

  •
  increased labor costs due to demands for higher wages due to health risks associated with working in hotels and requirements for more staff to implement cleaning protocols.

        The adverse effects of the COVID-19 pandemic on the lodging industry are unprecedented and have materially adversely affected our operations. The full extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence. These developments include, the scope, severity and duration of the pandemic; the development, distribution and administration of a successful vaccine or therapy; the length of time it takes for lodging demand and pricing to return to pre-pandemic levels and for normal economic and operating conditions to resume; the actions taken to contain the pandemic or mitigate its impact, as well as the effect of any relaxation of current restrictions, all of which could vary among the geographic regions in which our hotels are located; and the direct and indirect economic effects of the pandemic and containment measures. The rapid development and fluidity of the COVID-19 pandemic makes it extremely difficult to assess its full adverse economic impact on our business, financial condition, results of operations, liquidity and cash flows.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $438.2 million (or approximately $486.9 million if the underwriters exercise their option to purchase additional notes to cover over-allotments in full), after deducting the underwriters' discounts and commissions and our estimated offering expenses related to this offering.

        We entered into privately negotiated capped call transactions with the option counterparties. We intend to use approximately $34.5 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

        We will contribute the remaining net proceeds from this offering to our operating partnership. Our operating partnership will use the remaining net proceeds to reduce our outstanding indebtedness, including amounts outstanding under our senior unsecured revolving credit facility and our unsecured term loans. As of December 8, 2020 (i) the annual interest rate payable on our $650 million senior unsecured revolving credit facility, which matures on January 15, 2022 (without giving effect to options to extend the maturity date to January 2023, subject to our compliance with certain conditions), was approximately 2.5% and the principal amount outstanding was approximately $290.0 million and (ii) the weighted-average annual interest rate payable on our unsecured term loans, which have a weighted-average maturity of 2.4 years, was approximately 3.90%, and the aggregate principal amount outstanding was $1.975 billion. Affiliates of certain underwriters in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the net proceeds from this offering used to reduce our outstanding indebtedness.

CAPITALIZATION

        The following table sets forth our consolidated capitalization (i) as of September 30, 2020 and (ii) as of September 30, 2020, as adjusted to give effect to the sale of the notes in this offering and the application of the net proceeds therefrom. The following table does not give effect to the capped call transactions or the payment of the costs of the capped call transactions with a portion of the net proceeds from this offering.

        You should read the table below in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the accompanying consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2019 and in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Historical	As adjusted for this offering(1)
	(in thousands)
Debt:
Revolving credit facilities	$290,000	$40,000
Term loans	1,964,501	1,810,821
Senior unsecured notes, at stated value	100,000	100,000
Unsecured senior notes, net
1.75% convertible senior notes due 2026, offered hereby(2)	—	343,218

Total debt	2,354,501	2,294,039
Shareholders' equity
Preferred shares of beneficial interest, $.01 par value per share, 100,000,000 shares authorized; 20,400,000 shares outstanding, historical and as adjusted	204	204
Common shares of beneficial interest, $.01 par value per share, 500,000,000 shares authorized; 130,673,300 shares issued and outstanding, historical and as adjusted(3)	1,307	1,307
Additional paid in capital	4,092,602	4,027,005
Accumulated other comprehensive income (loss)	(69,663)	(69,663)
Distributions in excess of retained earnings	(671,667)	(671,667)
Total shareholders' equity	3,352,783	3,287,186
Non-controlling interests	7,336	7,336
Total equity	3,360,119	3,294,522

Total capitalization	$5,714,620	$5,588,561

(1)
Does not include the underwriters' over-allotment option to purchase up to an additional $50,000,000 principal amount of the notes.

(2)
Includes on an adjusted basis the aggregate principal amount of the notes sold in this offering. As prescribed by FASB guidance, ASC 470-20, the feature that allows the holder to convert the notes into our common shares will be reflected on our balance sheet in shareholders' equity and is measured as the difference between the proceeds received and the fair value of a similar liability that does not have a conversion feature. The debt will be reported at a discount to the face amount and will accrete up to the face amount over the expected term of the debt.

(3)
Excludes (i) 127,111 common shares underlying an aggregate of 127,111 LTIP units that were granted to our officers pursuant to our 2009 Equity Incentive Plan, (ii) 895,291 common shares reserved for issuance under our 2009 Equity Incentive Plan, (iii) 133,605 common shares underlying an aggregate of 133,605 OP units that were issued in November 2018 in connection with our merger with LaSalle Hotel Properties and (iv) 186,763 restricted common shares that were granted to our officers, members of our board of trustees and our employees under our 2009 Equity Incentive Plan.

DESCRIPTION OF THE NOTES

        We will issue the notes under an indenture, which we refer to as the base indenture, to be dated as of December 15, 2020, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or the trustee, as supplemented by a supplemental indenture establishing the terms of the notes, or the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

        You may request a copy of the indenture from us as described below under "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to "Pebblebrook Hotel Trust," "we," "our" and "us" refer only to Pebblebrook Hotel Trust and not to its subsidiaries.

General

        The notes:

  •
  will be our general unsecured, senior obligations;

  •
  will initially be limited to an aggregate principal amount of $450,000,000 (or $500,000,000 if the underwriters' over-allotment option is exercised in full);

  •
  will bear cash interest from December 15, 2020 (the scheduled date of original issuance) at an annual rate of 1.75%, payable on June 15 and December 15 of each year, beginning on June 15, 2021;

  •
  will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Purchase Notes"), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

  •
  will be subject to redemption at our option as described below under "—Optional Redemption On or After December 20, 2023";

  •
  will mature on December 15, 2026, unless earlier converted, repurchased or redeemed;

  •
  will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Settlement and Clearance."

        Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to 39.2549 common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $25.47 per common share). The conversion rate is subject to adjustment if certain events occur. See "—Conversion Rights—Conversion Rate

Adjustments" and "—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change."

        Upon conversion of a note, we will pay or deliver, as the case may be, cash, our common shares or a combination thereof at our election as described below under "—Conversion Rights—Settlement Upon Conversion." Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under "—Conversion Rights—General."

        The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" and "—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

        We do not intend to apply for listing of the notes on any securities exchange or an interdealer quotation system.

        The notes will not have the benefit of a sinking fund.

        Except to the extent the context otherwise requires, we use the term notes in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the terms "common shares" and "our common shares" in this prospectus supplement to refer to our common shares of beneficial interest, $0.01 par value per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

        We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

        A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change or redemption.

Interest

        The notes will bear cash interest at a rate of 1.75% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, December 15, 2020 (the scheduled date of original issuance). Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021.

        Interest will be paid to the person in whose name a note is registered at the close of business on the June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date, the maturity date, the redemption date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Ranking

        The notes will be the direct unsecured obligations of Pebblebrook Hotel Trust and will not be guaranteed by any of its subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

        As of September 30, 2020, our total consolidated indebtedness was approximately $2.4 billion, all of which was indebtedness of our subsidiaries to third parties (excluding trade payables) and to which the notes will be structurally subordinate.

Ownership Limit

        In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, our declaration of trust prohibits, among other prohibitions, ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest, subject to certain exceptions. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our shares. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common shares following conversion of such notes to the extent that receipt of such common shares would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit or violate any other restriction on the ownership and transfer of our shares of beneficial interest as provided in our declaration of trust. The indenture that will govern the notes will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust. Any purported delivery of common shares upon conversion of notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of our shares set forth in our declaration of trust.

Optional Redemption On or After December 20, 2023

        Prior to December 20, 2023, the notes will not be redeemable by us. On or after December 20, 2023, we may redeem for cash all or part of the notes (an "optional redemption"), at our option, if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption.

        In connection with any optional redemption, we will redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed).

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of the depositary, or, in the case of notes in definitive form, on a pro rata basis.

        If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        No notes may be redeemed in connection with an optional redemption if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

        If we redeem the notes pursuant to an optional redemption, a holder may convert its notes at any time until the close of business on the scheduled trading day immediately preceding the relevant redemption date as described under "—Conversion upon Notice of Redemption." If a holder elects to convert its notes in connection with an optional redemption, the conversion rate may be adjusted as described under "—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption."

        We will give written notice of any optional redemption (a "notice of redemption"), which notice shall be irrevocable and shall specify the relevant redemption date, not fewer than 40 nor more than 50 scheduled trading days before the relevant redemption date to the trustee, the conversion agent (if other than the trustee), the paying agent and each holder of notes. Simultaneously with providing such notice, we will publish, or cause to be published, a notice containing this information on our website or through such other public medium as we may use at that time. The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 31st scheduled trading day immediately preceding the maturity date.

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding June 15, 2026, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion Upon Satisfaction of Sale Price Condition," "—Conversion Upon Satisfaction of Trading Price Condition," "—Conversion upon Notice of Redemption" and "—Conversion Upon Specified Corporate Events." On or after June 15, 2026, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

        The conversion rate for the notes will initially equal 39.2549 common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $25.47 per common share). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, our common shares or a combination of cash and our common shares, at our election, all as set forth below under "—Settlement Upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and our common shares, the amount of cash and our common shares, if any, due upon conversion will be based on a "daily conversion value" (as defined below) calculated on a proportionate basis for each trading day in a 30 trading-day "cash settlement averaging period" (as defined below), all as set forth under "—Settlement Upon Conversion." If we elect to satisfy our conversion obligation solely in our common shares, we will deliver to the converting holder for each $1,000 principal amount of notes converted a number of our common shares equal to the conversion rate, all as set forth under "—Settlement Upon Conversion." The trustee will initially act as the conversion agent; however, we will be providing to the conversion agent all calculations required in relation to the conversion rights. Neither the trustee nor the conversion agent will be responsible for monitoring the price of our common shares at any time.

        The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price" and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

        If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice. If we call notes for redemption, a holder of notes may convert all or any portion of its notes called for redemption only until 5:00 p.m., New York City time, on the business day immediately preceding the redemption date.

        Upon conversion, except as described below, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional common shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under "—Settlement Upon Conversion." Our payment or delivery, as the case may be, to you of the cash, common shares or combination of cash and common shares, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

        Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

  •
  for conversions following the record date immediately preceding the maturity date;

  •
  if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

  •
  if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        Therefore, for the avoidance of doubt, all record holders on the record date immediately preceding the maturity date will receive the full interest payment, if any, due on the maturity date in cash regardless of whether their notes have been converted following such record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any common shares upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion, only under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding June 15, 2026, holders may surrender their notes for conversion during any fiscal quarter commencing after March 31, 2021 (and only during such fiscal quarter), if the last reported sale price of our common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price for the notes on each applicable trading day.

        The "last reported sale price" of our common shares on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common shares are traded. If our common shares are not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the "last reported sale price" will be the last quoted bid price for our common shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common shares are not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and last ask prices for our common shares on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include the underwriters. Any such determination will be conclusive absent manifest error.

        "Trading day" means a scheduled trading day on which (i) trading in our common shares generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a United States national or regional securities exchange, on the principal other market on which our common shares are then traded and (ii) there is no market disruption event. If our common shares are not so listed or traded, "trading day" means a "business day."

        "Market disruption event" means, if our common shares are listed for trading on the NYSE or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common shares or in any options, contracts or futures contracts relating to our common shares.

Conversion Upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding June 15, 2026, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common shares and the applicable conversion rate on such trading day.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $3.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $3.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common shares and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common shares and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $3,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common shares and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common shares and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders of the notes and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common shares and the conversion rate for such date, we will so notify the holders of the notes and the trustee.

Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption prior to the close of business on the business day immediately preceding June 15, 2026 as described under "—Optional Redemption On or After December 20, 2023," holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the relevant redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.

Conversion Upon Specified Corporate Events

Certain Distributions

        If we elect to:

  •
  issue to all or substantially all holders of our common shares rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase our common shares, at a price per share less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common shares our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of trustees, or a committee thereof, exceeding 10% of the last reported sale price of our common shares on the trading day preceding the date of announcement for such distribution;

we must notify the holders of the notes at least 40 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 35th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common shares and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of common shares equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

        If (i) a transaction or event that constitutes a "make-whole fundamental change" (as defined under "—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption") occurs or (ii) we are a party to (a) a consolidation, merger or binding share exchange pursuant to which our common shares would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 25 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

  •
  as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

  •
  if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After June 15, 2026

        On or after June 15, 2026, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the "conversion date."

        If a holder has already delivered a purchase notice as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder's note is not subject to such fundamental change purchase notice.

Settlement Upon Conversion

        Upon conversion, we may choose to deliver cash, common shares or a combination of cash and common shares, as described below.

        All conversions of notes after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date and all conversions during the period beginning on the 35th scheduled trading day prior to the maturity date and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date (the "final conversion period") will be settled in the same relative proportions of cash and/or our common shares, which we refer to as the "settlement method." If we elect to redeem the notes, the related redemption notice will specify the settlement method that will be applicable with respect to notes converted after such notice and prior to the related redemption date. If we have not delivered a notice of our election of settlement method prior to the final conversion period, or if a redemption notice does not specify the settlement method applicable to notes converted after such notice and prior to the related redemption date, as the case may be, we will be deemed to have elected combination settlement with the specified dollar amount (as defined below) of $1,000 as described below.

        Prior to final conversion period, we will use the same settlement method for all conversions of notes occurring on any given conversion date. Except for any conversions that occur after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date or that occur during the final conversion period, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates.

        In other words, prior to the final conversion period (and other than after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date) we may choose on one conversion date with respect to the notes to settle conversions in our common shares only, and choose on another conversion date to settle in cash, common shares or a combination of cash and common shares. With respect to any conversion prior to the final conversion period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the trading day immediately following the related conversion date. If we do not inform holders of our election by the close of business on the trading day immediately following the conversion date, we will be deemed to have elected combination settlement with the specified dollar amount of $1,000.

        By notice to holders of the notes, the trustee and the conversion agent (if other than the trustee), we may, prior to the final conversion period, at our option, irrevocably elect to satisfy our conversion obligation with respect to the notes through any settlement method that we are then permitted to elect for all conversion dates occurring subsequent to delivery of such notice. Concurrently with providing notice to all holders of notes, the trustee and the conversion agent (if other than the trustee) of an election to irrevocably fix the settlement method, we will promptly issue a report on Form 8-K or press release announcing that we have elected to irrevocably fix the settlement method. Notwithstanding the foregoing, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in this "—Settlement upon Conversion" section. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes. However, we may nonetheless choose to execute such an amendment at our option.

        Settlement amounts will be computed as follows:

  •
  if we elect to satisfy our conversion obligation solely in our common shares, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of common shares equal to the applicable conversion rate;

  •
  if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related cash settlement averaging period; and

  •
  if we elect to satisfy our conversion obligation through delivery of a combination of cash and our common shares, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related cash settlement averaging period.

        The "daily settlement amount," for each of the 30 consecutive trading days during the cash settlement averaging period, will consist of:

  •
  cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the "specified dollar amount"), if any, divided by 30 (such quotient being referred to as the "daily measurement value") and (ii) the daily conversion value; and

  •
  to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our common shares for such trading day.

        "Daily conversion value" means, with respect to any note as to which cash settlement or combination settlement is applicable, for each of the 30 consecutive trading days during the cash settlement averaging period, one-thirtieth (1/30th) of the product of (i) the applicable conversion rate on such trading day and (ii) the daily VWAP of our common shares on such trading day.

        "Daily VWAP" means, with respect to any note as to which cash settlement or combination settlement is applicable, for any trading day, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "PEB <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        "Cash settlement averaging period" means, with respect to any note as to which cash settlement or combination settlement is applicable, the 30 consecutive trading day period beginning on, and including, the second trading day immediately following the related conversion date, except that "cash settlement averaging period" means, (1) with respect to any conversion date occurring during the final conversion period, the 30 consecutive trading day period beginning on, and including, the 31st scheduled trading day prior to the maturity date, and (2) with respect to any conversion date occurring on or after the date of our issuance of a redemption notice and prior to the related redemption date, the 30 consecutive trading day period beginning on, and including, the 31st scheduled trading day prior to the redemption date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day during which trading in our common shares generally occurs on the primary exchange or quotation system on which our common shares then trade or are quoted and there is no market disruption event.

        For the purposes of determining amounts due upon conversion only, "market disruption event" means (1) a failure by the primary exchange or quotation system on which our common shares trade or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common shares, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common shares or in any options, contracts or future contracts relating to our common shares.

        "Scheduled trading day" means any day that is scheduled to be a trading day.

        We generally will deliver the conversion consideration in respect of any notes that you convert by the second trading day immediately following the last trading day of the cash settlement averaging period. However:

  •
  if we elect to satisfy our conversion obligation solely in our common shares, we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date; and

  •
  if prior to the conversion date for any converted notes our common shares have been replaced by reference property (as defined under "—Recapitalizations, Reclassifications and Changes of Our Common Shares" below) consisting solely of cash pursuant to the provisions described under "—Recapitalizations, Reclassifications and Changes of Our Common Shares," we will deliver the conversion consideration due in respect of conversion on the second trading day immediately following the relevant conversion date.

        Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional common shares resulting from that adjustment on the second trading day after the earliest trading day on which such calculation can be made.

        We will not issue fractional common shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common shares on the relevant conversion date (if we elect to satisfy our conversion obligation solely in our common shares) or based on the daily VWAP of our common shares on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any of our common shares shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method).

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common shares and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of common shares equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

  (1)
  If we exclusively issue common shares as a dividend or other distribution on all or substantially all of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0	=
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or other distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0	=
the number of our common shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1	=	the number of common shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

    Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or other distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of trustees, or a committee thereof, determines not to pay such dividend or other distribution to the conversion rate that would then be in effect if such dividend or other distribution had not been declared.

  (2)
  If we issue to all or substantially all holders of our common shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase our common shares, at a price per share less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0	=	the number of common shares outstanding immediately prior to the open of business on such ex-dividend date;
X	=	the total number of common shares issuable pursuant to such rights, options or warrants; and
Y	=
the number of common shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common shares over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

    Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or common shares are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of common shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

    For purposes of this clause (2) and for purposes of the provisions set forth above under "—Conversion Upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase common shares at a price per share less than such average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of trustees, or a committee thereof.

  (3)
  If we distribute our shares of beneficial interest, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares of beneficial interest or other securities, to all or substantially all holders of our common shares, excluding:

  •
  dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

    •
    dividends or other distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

    •
    spin-offs as to which the provisions set forth below in this clause (3) shall apply;

    then the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0	=
the average of the last reported sale prices of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of trustees, or a committee thereof) of our shares of beneficial interest, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our shares of beneficial interest or other securities distributed with respect to each outstanding common share of ours on the ex-dividend date for such distribution.

    If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common shares, the amount and kind of our shares of beneficial interest, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our shares of beneficial interest or other securities that such holder would have received as if such holder owned a number of common shares equal to the conversion rate in effect on the ex-dividend date for the distribution.

    Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

    With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common shares or shares of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business units, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;
CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common shares applicable to one common share over the first ten (10) consecutive trading day period after, and including, the effective date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common shares over the valuation period.

    The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to "spin-offs" to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

  (4)
  If any cash dividend or distribution is made to all or substantially all holders of our common shares to the extent that the aggregate of all such cash dividends or other distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of our common shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution;
DTA	=	the dividend threshold amount, which shall initially be $0.01 per quarter; and
C	=	the amount in cash per share that we distribute to holders of our common shares in excess of the DTA.

    The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

    If "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common shares, the amount of cash that such holder would have received as if such holder owned a number of common shares equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or other distribution. If such dividend or other distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

  (5)
  If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares, to the extent that the cash and value of any other consideration included in the payment per common share exceeds the last reported sale price of our common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion rate will be increased based on the following formula:

where,
CR0	=	the conversion rate in effect immediately prior to the close of business on the expiration date;
CR1	=	the conversion rate in effect immediately after the close of business on the expiration date;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of trustees, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of common shares outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);
OS1	=
the number of common shares outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the last reported sale prices of our common shares over the ten (10) consecutive trading day period commencing on the trading day next succeeding the expiration date (the "averaging period").

    The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the cash settlement averaging period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such cash settlement averaging period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common shares as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of our common shares or any securities convertible into or exchangeable for our common shares or the right to purchase our common shares or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

        "Ex-dividend date" means the first date on which the common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

        To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of trustees, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common shares or rights to purchase our common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our common shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see "Supplemental Federal Income Tax Considerations."

        We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to any common shares received in connection with such conversion, the rights under the rights plan unless the rights have separated from the common shares, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common shares, our shares of beneficial interest, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

  •
  on account of share repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by our board of trustees, or a committee thereof, or otherwise;

  •
  upon the issuance of any common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common shares under any plan;

  •
  upon the issuance of any common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common shares;

  •
  for accrued and unpaid interest, if any; or

  •
  for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

        Notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) upon the occurrence of the effective date for any make-whole fundamental change, (ii) if we call the notes for redemption, (iii) on each trading day of any cash settlement averaging period and (iv) if we elect to satisfy our conversion obligation solely in common shares, upon any conversion of notes.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Shares

        In the case of:

  •
  any recapitalization, reclassification or change of our common shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under "—Conversion Rights—Conversion Rate Adjustments");

  •
  any consolidation, merger or combination involving us;

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

  •
  any statutory share exchange;

and, in each case, as a result of which our common shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of common shares equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of our common shares equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as described above under "—Conversion Rights—Settlement Upon Conversion," and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Conversion Rights—Settlement Upon Conversion" will continue to be payable in cash, (y) any common shares that we would have been required to deliver upon conversion of the notes as set forth under "—Conversion Rights—Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of our common shares would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one common share would have received in such transaction. If the transaction causes our common shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration actually received by the holders of our common shares. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption

        If (x) an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the proviso set forth in clause (2) of the definition thereof (any such event, a "make-whole fundamental change") or (y) we give a notice of redemption as described above under "—Optional Redemption On or After December 15, 2023" and a holder elects to convert its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional common shares, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. A conversion of notes will be deemed for these purposes to be "in connection with" a notice of redemption if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the notice of redemption until the close of business on the scheduled trading day immediately preceding the redemption date.

        Notwithstanding anything to the contrary herein, if the consideration paid for our common shares in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the settlement amount will be calculated based solely on the "share price" (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such share price. In such event, the settlement amount will be determined and paid to holders in cash on the second business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under "—Conversion Rights—Settlement Upon Conversion." We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the notice of redemption, which we refer to, in either case, as the effective date, and the price, which we refer to as the share price, paid (or deemed paid) per common share in the make-whole fundamental change or with respect to the redemption, as the case may be. If the holders of our common shares receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the last reported sale prices of our common shares over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the notice of redemption, as the case may be.

        The share prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted share prices will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under "—Conversion Rights—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares by which we will increase the conversion rate for each share price and effective date set forth below:

	Share Price
Effective Date	$18.87	$20.00	$22.50	$25.47	$30.00	$33.12	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$110.00
December 15, 2020	13.7392	12.4155	9.6520	7.3161	4.9763	3.8982	3.3883	2.3828	1.2586	0.6978	0.3909	0.2126	0.1061	0.0077
December 15, 2021	13.7392	12.2250	9.3636	6.9725	4.6203	3.5583	3.0626	2.1025	1.0656	0.5700	0.3076	0.1598	0.0741	0.0003
December 15, 2022	13.7392	11.9545	8.9747	6.5218	4.1660	3.1325	2.6594	1.7653	0.8462	0.4320	0.2221	0.1079	0.0441	0.0000
December 15, 2023	13.7392	11.6050	8.4644	5.9321	3.5843	2.5987	2.1609	1.3648	0.6060	0.2920	0.1411	0.0620	0.0200	0.0000
December 15, 2024	13.7392	11.1835	7.7893	5.1355	2.8157	1.9155	1.5374	0.8958	0.3596	0.1642	0.0744	0.0279	0.0047	0.0000
December 15, 2025	13.7392	10.7451	6.7733	3.8928	1.6940	0.9961	0.7420	0.3758	0.1410	0.0658	0.0283	0.0071	0.0000	0.0000
December 15, 2026	13.7392	10.7451	5.1895	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact share prices and effective dates may not be set forth in the table above, in which case:

  •
  if the share price is between two share prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the share price is greater than $110.00 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

  •
  if the share price is less than $18.87 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 52.9941 common shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under "—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) as a result of which our common shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  (3)
  our shareholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

  (4)
  our common shares cease to be listed on any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of our common shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a "fundamental change" consists of shares of common stock or common equity interests that are traded on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of "—Conversion Rights—Settlement Upon Conversion"), such event shall not be a fundamental change.

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  if applicable, the name and address of the paying agent and the conversion agent;

  •
  if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC's procedures for tendering interests in global notes. Your purchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

        We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

        In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

        If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price. No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

        The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes and to This Offering—We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change." If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        Notwithstanding anything to the contrary set forth under "Description of Debt Securities—Consolidation, Merger and Sale of Assets" in the accompanying prospectus, the indenture provides that we shall not consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

        The following description replaces the description set forth under "Description of Debt Securities—Events of Default" in the accompanying prospectus in its entirety.

        Each of the following is an event of default with respect to the notes:

  (1)
  default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

  (2)
  default in the payment of principal of any note (including the fundamental change purchase price or the redemption price) when due and payable on the maturity date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

  (3)
  failure by us to comply with our obligation to convert the notes into the amount of cash or the combination of cash and common shares, if any, in accordance with the indenture upon exercise of a holder's conversion right and that failure continues for five (5) business days;

  (4)
  failure by us to comply with our obligations under "—Consolidation, Merger and Sale of Assets" above;

  (5)
  failure by us to issue a notice in accordance with the provisions of "—Fundamental Change Permits Holders to Require Us to Purchase Notes" or "—Conversion Rights—Conversion Upon Specified Corporate Events" above when due;

  (6)
  failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a "Notice of Default" under the indenture;

  (7)
  failure by us to pay beyond any applicable grace period, or the acceleration of, indebtedness of ours or any of our subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time); or

  (8)
  certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of us.

        If an event of default other than an event of default arising under clause (8) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. In addition, upon an event of default arising under clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the notes will be due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the notes) all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default in respect of the notes relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. If we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price with respect to, its notes when due, or the right to receive payment or delivery of the consideration due upon conversion of its notes, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an event of default is continuing;

  (2)
  holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and the amount of cash or the combination of cash and common shares, if any, as the case may be, due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the notes.

        The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

        If a default occurs and is continuing and is known to the trustee in accordance with the terms of the indenture, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of trustees, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers' certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

        The following description replaces the description set forth under "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus in its entirety.

        Subject to certain exceptions, the indenture or the notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

  (1)
  reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

  (2)
  reduce the rate of interest on any note or change the time for payment of interest on any note;

  (3)
  reduce the principal of any note or the amount payable upon redemption of any note or change the maturity date of any note;

  (4)
  change the place or currency of payment on any note;

  (5)
  make any change that impairs or adversely affects the conversion rights of any notes;

  (6)
  reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (7)
  impair the right of any holder to receive payment of principal of and interest, if any, on, its notes, or the right to receive the amounts in cash and/or common shares, if any, due upon conversion of its notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder's notes;

  (8)
  modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

  (9)
  make any change in the provisions described in this "Modification and Amendment" section that requires each holder's consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

        Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

  (1)
  to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

  (2)
  to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

  (3)
  to add guarantees with respect to the notes and to remove guarantees in accordance with the terms of the indenture and the notes;

  (4)
  to secure the notes;

  (5)
  to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

  (6)
  to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any holder of the notes in any material respect;

  (7)
  to provide for a successor trustee;

  (8)
  to irrevocably elect a settlement method and/or a specified dollar amount, or eliminate our right to elect a settlement method;

  (8)
  to comply with the applicable procedures of the depositary; or

  (9)
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, upon conversion or otherwise, cash or cash and common shares, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

        The provisions set forth under "Description of Debt Securities—Defeasance" in the accompanying prospectus will not apply with respect to the notes.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common shares, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

        The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

        Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

        The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York. The indenture provides that we, the trustee and the holders of the notes waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

Book-Entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State banking law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notwithstanding anything to the contrary under "Description of Debt Securities—Book-Entry Debt Securities" in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

  •
  the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

  •
  we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPPED CALL TRANSACTIONS

        In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of common shares underlying the notes.

        We intend to use approximately $34.5 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

        The capped call transactions are generally expected to reduce the potential dilution of our common shares upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, in the event that the market price per common share, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to customary adjustments. If, however, the market price per common share, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

        We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them a number of our common shares, an amount of cash, or a combination thereof generally based on the amount by which the market price per common share, as measured under the terms of the capped call transactions, exceeds the strike price of the capped call transactions during the relevant valuation period under the capped call transactions (which corresponds to the cash settlement averaging period for the conversion of notes during the final conversion period). However, if the market price per common share, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period, the number of our common shares and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

        The capped call transactions are separate transactions that we entered into with the option counterparties, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

        For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see "Underwriting—Capped Call Transactions" and "Risk Factors—Risks Related to the Notes and to this Offering—The capped call transactions may affect the value of the notes and our common shares."

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of the material federal income tax considerations relating to the acquisition, holding and disposition of the notes supplements, and to the extent inconsistent supersedes, the discussion under "Material Federal Income Tax Considerations" in the accompanying prospectus. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department ("Treasury Regulations"), current administrative interpretations and practices of the Internal Revenue Service ("IRS"), (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular noteholder in light of its investment or tax circumstances or to noteholders subject to special tax rules, such as:

  •
  U.S. expatriates;

  •
  persons who mark-to-market the notes;

  •
  subchapter S corporations;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies ("RICs");

  •
  REITs;

  •
  trusts and estates;

  •
  persons holding our notes as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding their interest in us through a partnership or similar pass-through entity;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in us;

  •
  tax-exempt organizations; and

  •
  Non-U.S. Holders (as defined below, and except as otherwise discussed below).

        This summary assumes that investors will hold the notes or our common shares issuable on the conversion thereof as a capital asset, which generally means as property held for investment. This summary is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes are sold to the public for cash). In addition, this discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of our note or our common shares who for federal income tax purposes is:

  •
  a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for federal income tax purposes holds our notes or our common shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes or our common shares should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of the notes or common shares by the partnership.

        The term "Non-U.S. Holder" means a beneficial owner of a note or our common shares (other than an entity or arrangement treated as a partnership for federal income tax purposes) that is not a U.S. Holder.

        The federal income tax treatment of holders of the notes or common shares depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding the notes or common shares will depend on the investor's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of the notes or our common shares issuable on the conversion thereof.

  Consequences to U.S. Holders of the Notes

        The following is a summary of the general federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. Certain consequences to "Non-U.S. Holders" of the notes are described under "—Consequences to Non-U.S. Holders of the Notes" below.

        Interest.    Stated interest on the notes generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for federal income tax purposes.

        Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes.    You generally will recognize gain or loss upon the sale, exchange, repurchase or other taxable disposition of a note (other than a conversion into a combination of cash or common shares as further described below) equal to the difference (if any) between the amount realized on such disposition (other than amounts attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary interest income) and your tax basis in the note. Your tax basis in a note generally will be the purchase price paid therefor, adjusted for any constructive distributions (as described below under "—Constructive Distributions." Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

        Repurchase of the Notes Solely for Cash.    A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described above under "—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes."

        Conversion of Notes for Common Shares.    Upon the conversion of notes into our common shares, you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional common share, and other than amounts attributable to accrued interest which will be taxable as such. Your initial tax basis in our common shares received upon conversion of the notes will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), except that the tax basis of common shares that are attributable to accrued interest will equal the fair market value of such shares that will be the amount of such accrued interest. Your holding period for our common shares received generally will include the holding period for the corresponding note surrendered in the conversion, except that the holding period of common shares received with respect to accrued interest will commence the day after the date of receipt. Cash received in lieu of a fractional share upon conversion of the notes generally will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in the treatment described above under "—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes."

        If you convert your notes between a record date for an interest payment and the interest payment date and consequently are required to pay upon surrender of your notes for conversion an amount equal to the amount of the interest payment to be received by you, as described in "Description of the Notes—Conversion Rights—General," you should consult your tax advisors concerning the appropriate treatment of such payments.

        Conversion of Notes for Cash and Common Shares.    The tax treatment of a conversion of a note into cash and common shares is uncertain and subject to different characterizations.

        If we satisfy the conversion obligation in part cash and part common shares, and the exchange is properly characterized as a recapitalization under Section 368(a)(1)(E) of the Code, you will recognize any gain realized in the conversion to the extent of the cash received (excluding any cash received attributable to accrued but unpaid interest, which would be taxable as such), but will not recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional common share). Your initial tax basis in the shares of our common shares received in the recapitalization (excluding any shares attributable to accrued but unpaid interest, the tax basis of which would equal the amount of such accrued interest) will equal your tax basis in the corresponding note (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion. Your holding period for the common shares received will include the holding period for the corresponding note surrendered in the conversion. Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of your tax basis allocable to the fractional share. Any gain or loss you recognize on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

        Alternatively, if the federal income tax treatment of the conversion is governed by Revenue Ruling 72-265 1972-1 C.B-1 222, it might instead be viewed as consisting of a nontaxable exchange of a portion of each note for common shares (except any shares received with respect to accrued but unpaid interest) and a taxable exchange of the remaining portion of each note for cash, with either gain or loss recognized on the portion of the transaction treated as a taxable exchange. Your basis in the common shares received would equal a proportionate part (based on the fair market value of our common shares and the amount of cash you receive in the conversion) of the basis of the corresponding note surrendered in the conversion and the holding period of the common shares received would include the period during which you held such note.

        Holders are urged to consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of common shares and cash.

        Constructive Distributions.    The conversion rate of the notes is subject to adjustment under certain circumstances as described above in "Description of the Notes—Conversion Rights." Certain adjustments (or the absence of such adjustments) to the conversion rate of the notes that increase a U.S. Holder's proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the holder without the receipt of any cash, whether or not the holder ever converts the notes. Any such taxable deemed distribution would not be eligible for a dividends-received deduction or the preferential tax rates applicable to dividends. A deemed distribution would arise, for example, if the applicable conversion rate were adjusted to compensate you for certain distributions of cash or property to our shareholders. However, a change in the applicable conversion rate that simply prevents the dilution of your interests upon a change in capital structure, if made under a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interests of the holders of the notes, would not be treated as a taxable constructive distribution. Any taxable deemed distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain. Generally, your adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend, and reduced to the extent any such constructive distribution is treated as a return of capital. You are urged to consult your tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distribution.

        Ownership and Disposition of Common Stock Received Upon Conversion.    The tax consequences of owning and disposing of common shares received upon conversion of the notes are described in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders" and "—Information Reporting Requirements and Backup Withholding, Shares Held Offshore."

  Consequences to Non-U.S. Holders of the Notes

        The following is a summary of the general federal income tax consequences that will apply to you if you are a "Non-U.S. Holder" of the notes. The discussion is based on current law and is for general information only.

        Payments of Interest.    Subject to the discussion of backup withholding and Sections 1471 through 1474 of the Code (such sections commonly referred to as "FATCA") in the accompanying prospectus, if you are a Non-U.S. Holder, you generally will not be subject to the 30% federal withholding tax on interest paid on the notes under the "portfolio interest rule," provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

  •
  you are not a controlled foreign corporation for federal income tax purposes that is actually or constructively related to us through sufficient stock ownership (as provided in the Code);

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person within the meaning of the Code (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)).

        The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If you cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—Interest or Gain Effectively Connected with a U.S. Trade or Business").

        Sale, Exchange, Repurchase, Other Taxable Disposition of the Notes.    Subject to the discussion in the accompanying prospectus of accrued but unpaid interest backup withholding and FATCA, you generally will not be subject to federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or repurchase), unless:

  •
  you are an individual Non-U.S. Holder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met;

  •
  that gain is effectively connected with the conduct by you of a trade or business within the United States, (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States); or

  •
  the note is treated as a "United States real property interest" under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as "FIRPTA."

        If you are described in the first bullet point above, gain you recognize upon disposition generally will be subject to federal income tax at a rate of 30%, which may be offset by U.S.-source capital losses recognized in the same taxable year (provided you have timely filed federal income tax returns with respect to such losses), except as otherwise required by an applicable income tax treaty.

        If you are described in the second bullet point, see "—Interest or Gain Effectively Connected with a U.S. Trade or Business," below.

        As described under "—Taxation of Non-U.S. Shareholders—Taxation of Non-U.S. Shareholders on the Disposition of Our Shares" in the accompanying prospectus, non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are United States real property interests, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50%

in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.

        Even if 50% or more of our assets consist of interests in real property located in the United States and we are not a domestically controlled qualified investment entity, so long as our common shares continue to be regularly traded on an established securities market in the United States, a note will not be a United States real property interest and a Non-U.S. Holder will not be subject to federal income tax on the disposition of notes under FIRPTA (i) if the notes are considered to be regularly traded on an established securities market and the Non-U.S. Holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or its holding period) more than 10% (actually or constructively) of the total fair market value of the notes outstanding or (ii) if the notes are not considered to be regularly traded on an established securities market and on the date the Non-U.S. Holder's notes were acquired they had a fair market value less than or equal to 10% of the fair market value of common shares outstanding. It is uncertain whether the notes will be considered to be regularly traded for purposes of the tests described in (i) and (ii) above. If you are a Non-U.S. Holder, you should consult your tax advisor as to whether the sale, exchange, repurchase, or other disposition of a note is exempt from federal income tax under FIRPTA.

        If a Non-U.S. Holder exceeds the limits described in the above paragraph (and the notes are otherwise subject to FIRPTA), such Non-U.S. Holder would be subject to federal income tax at the regular graduated rates generally applicable to U.S. Holders on gain, if any, recognized in connection with its disposition of notes. If a Non-U.S. Holder is subject to the tax described in the preceding sentence, it will be required to file a federal income tax return with the IRS.

        To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described under the heading "—Payments of Interest" above.

        Interest or Gain Effectively Connected with a U.S. Trade or Business.    If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, repurchase, or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to federal income tax (but not the 30% federal withholding tax if you provide an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a "branch profits tax" equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with your trade or business in the United States will be included in your earnings and profits.

        Conversion of the Notes.    To the extent you recognize any gain as a result of the receipt of cash in the conversion (including the receipt of cash in lieu of a fractional share upon conversion), such gain would be subject to the rules with respect to the sale or exchange of a note described above under "—Sale, Exchange, Repurchase, or Other Taxable Disposition of the Notes." Under FIRPTA, in the event that the notes were to be treated as United States real property interests, then a Non-U.S. Holder generally would need to comply with certain reporting and other requirements to avoid being subject to tax as a result of the conversion even in situations where the conversion would otherwise be subject to non-recognition for U.S. Holders, and no assurance can be given that a Non-U.S. Holder would be able to satisfy such requirements if they were to apply.

        To the extent that any cash or common shares received upon the conversion of the notes by a Non-U.S. Holder is subject to federal withholding tax and is not sufficient to comply with our federal withholding obligations, we may withhold from any amounts owed to such Non-U.S. Holder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such common shares.

        Constructive Distributions.    The applicable conversion rate is subject to adjustment in certain circumstances. Any such adjustment (or failure to make an adjustment) could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes without the receipt of any cash. See "—Consequences to U.S. Holders of the Notes—Constructive Distributions," above. Any taxable deemed distribution to the extent of our current and accumulated earnings and profits would be subject to the rules described in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders—Taxation of Non-U.S. Shareholders on Distributions on Our Shares" and any taxable deemed distribution in excess of our current and accumulated earnings and profits would be subject to the rules in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders—Taxation of Non-U.S. Shareholders on the Disposition of Our Shares." Because such deemed distributions will not give rise to any cash from which any applicable federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from common shares or cash payments for fractional shares otherwise deliverable to a holder. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits. A Non-U.S. Holder who is subject to withholding tax under such circumstances is urged to consult its tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

        Ownership and Disposition of Common Stock Received Upon Conversion.    The tax consequences of owning and disposing of common shares received upon conversion of the notes are described in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders" and—" Information Reporting Requirements and Backup Withholding, Shares Held Offshore."

UNDERWRITING

        BofA Securities, Inc. and Raymond James & Associates, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our operating partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$235,345,000
Raymond James & Associates, Inc.	40,490,000
Truist Securities, Inc.	30,860,000
U.S. Bancorp Investments, Inc.	30,860,000
PNC Capital Markets LLC	19,843,000
Regions Securities LLC	19,843,000
Capital One Securities, Inc.	15,385,000
BMO Capital Markets Corp.	13,240,000
Scotia Capital (USA) Inc.	13,240,000
SMBC Nikko Securities America, Inc.	13,240,000
TD Securities (USA) LLC	13,240,000
BBVA Securities Inc.	4,414,000

Total	$450,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes at a price of 100.0% of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of 1.5% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note	Without Option	With Option
Public offering price	100.0%	$450,000,000	$500,000,000
Underwriting discount	2.5%	$11,250,000	$12,500,000
Proceeds, before expenses, to us	97.5%	$438,750,000	$487,500,000

        The expenses of the offering, not including the underwriting discount, are estimated at $600,000 and are payable by us.

Over-allotment option

        We have granted an option to the underwriters to purchase up to an additional $50,000,000 principal amount of the notes at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. The underwriters may exercise this option for 13 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter's initial amount reflected in the above table.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

New York Stock Exchange Listing

        Our common shares are listed on the New York Stock Exchange under the symbol "PEB."

        The transfer agent and registrar for our common shares is Equiniti Trust Company.

No Sales of Similar Securities

        We and our executive officers and trustees have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly

  •
  offer, pledge, sell or contract to sell any common shares,

  •
  sell any option or contract to purchase any common shares,

  •
  purchase any option or contract to sell any common shares,

  •
  grant any option, right or warrant to purchase any common shares,

  •
  otherwise transfer or dispose of any common shares,

  •
  request or demand that we file a registration statement related to any common shares, or

  •
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to our common shares and to securities convertible into or exercisable or exchangeable for our common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, our entry into, or consummation of the transactions contemplated by, the capped call transaction confirmations.

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes or our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or our common shares made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common shares prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Capped Call Transactions

        In connection with the pricing of the notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of our common shares underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to our common shares upon any conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap. See "Description of the Capped Call Transactions."

        We intend to use approximately $34.5 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions.

        We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase our common shares and/or enter into various derivative transactions with respect to our common shares concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common shares or the notes at that time.

        In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common shares and/or purchasing or selling our common shares or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, repurchase, or redemption of the notes, to the extent we exercise the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common shares or the notes, which could affect your ability to convert the notes. To the extent the activity occurs during any observation period related to a conversion of the notes, it could also affect the number of shares and value of the consideration that you will receive upon conversion of the notes. For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see "Risk Factors—Risks Related to the Notes and to this Offering—The capped call transactions may affect the value of the notes and our common shares."

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of certain underwriters in this offering are lenders under our senior unsecured revolving credit facility and will receive their pro rata portion of the net proceeds from this offering used to reduce the outstanding borrowings under our senior unsecured revolving credit facility. Additionally, certain of the underwriters or their respective affiliates will enter into the capped call transactions with us and will receive a portion of the net proceeds from this offering applied to those transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, no offer of the notes which are the subject of the offering has been, or will be made to the public, other than under the following exemptions under the Prospectus Regulation (as defined below):

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

  C.
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the notes referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any offer of the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129, as applicable in the United Kingdom.

        Each person located in the United Kingdom to whom any offer of the notes is made or who receives any communication in respect of any offer of such shares, or who initially acquires any shares of the notes will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a "qualified investor" within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any of the notes acquired by it as a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the notes have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of the notes to it is not treated under the Prospectus Regulation as having been made to such persons.

        We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        In addition, in the United Kingdom, this prospectus supplement (and the accompanying prospectus and any applicable free writing prospectus) is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "Relevant Persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, Relevant Persons.

Notice to Prospective Investors in the Netherlands

        This prospectus supplement and the accompanying prospectus are not addressed to or intended for and the notes described in this prospectus supplement and the accompanying prospectus are not and will not be, directly or indirectly, offered, sold, transferred or delivered to any individual or legal entity in the Netherlands except to individuals or entities that are qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht, Wft). As a consequence no approved prospectus has to be published in the Netherlands pursuant to Article 3 of the European Directive 2003/71/EC as amended (including by Directive 2010/73/EU) and implemented in Netherlands law.

Notice to Prospective Investors in Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

        The consolidated financial statements and schedule of Pebblebrook Hotel Trust as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of notes by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, July 30, 2020 and October 29, 2020, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on February 19, 2020, March 9, 2020, March 16, 2020, March 24, 2020, May 20, 2020, June 15, 2020, July 2, 2020, July 31, 2020 and September 15, 2020;

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on December 4, 2009, including any amendments and reports filed for the purpose of updating such description;

  •
  the description of our Series C Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on March 14, 2013, including any amendments and reports filed for the purpose of updating such description;

  •
  the description of our Series D Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on June 6, 2016, including any amendments and reports filed for the purpose of updating such description;

  •
  the description of our Series E Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on November 30, 2018, including any amendments and reports filed for the purpose of updating such description; and

  •
  the description of our Series F Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on November 30, 2018, including any amendments and reports filed for the purpose of updating such description.

        All documents or portions thereof that we file (but not those or portions thereof that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the notes covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. Our filings with the SEC are also available to the public through the SEC's Internet website www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1300.

PROSPECTUS

PEBBLEBROOK HOTEL TRUST

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

        We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        Our common shares of beneficial interest, $0.01 par value per share, or our common shares, are listed on the New York Stock Exchange, or the NYSE, under the trading symbol "PEB." On February 19, 2020, the closing price of our common shares on the NYSE was $24.19 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

        We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2020.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to "our company," "we," "us" and "our" mean Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., our operating partnership.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020;

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  our Current Report on Form 8-K filed with the SEC on February 19, 2020;

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  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on December 4, 2009, including any amendments and reports filed for the purpose of updating such description; and

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  the descriptions of our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares (each as defined below) included in our Registration Statements on Form 8-A filed with the SEC on March 14, 2013, June 6, 2016, November 30, 2018 and November 30, 2018, respectively.

        All documents or portions thereof that we file (but not those or portions thereof that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. Our filings with the SEC are also available to the public through the SEC's Internet website www.sec.gov.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1300.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, may be obtained from the SEC's website at www.sec.gov. Copies of these documents may be available on our website at www.pebblebrookhotels.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference herein and therein, contains, and documents we subsequently file with the SEC and incorporate by reference may contain, certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "potential," "could," "seek," "assume," "forecast," "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this prospectus or in the documents incorporated by reference include, among others, statements about our business strategy, including acquisition and development strategies, industry trends, estimated revenues and expenses, estimated costs and durations of renovation or restoration projects, estimated insurance recoveries, our ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and our ability to obtain financing or raise capital). You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

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  risks associated with the hotel industry, including competition, changes in visa and other travel policies by the U.S. government making it less convenient, more difficult or less desirable for international travelers to enter the U.S., increases in employment costs, energy costs and other operating costs, or decreases in demand caused by events beyond our control including, without limitation, actual or threatened terrorist attacks, natural disasters, cyber-attacks, any type of flu or disease-related pandemic, or downturns in general and local economic conditions;

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  the availability and terms of financing and capital and the general volatility of securities markets;

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  our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

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  risks associated with the U.S. and global economics, the cyclical nature of hotel properties, and the real estate industry, including environmental contamination and costs of complying with new or existing laws, including the Americans with Disabilities Act and similar laws;

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  interest rate increases;

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  our possible failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and the risk of changes in laws affecting REITs;

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  the timing and availability of potential hotel acquisitions, our ability to identify and complete hotel acquisitions and our ability to complete hotel dispositions in accordance with our business strategy;

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  the possibility of uninsured losses;

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  risks associated with redevelopment and repositioning projects, including delays and cost overruns; and

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  the factors referenced or incorporated by reference into this prospectus and any prospectus supplement, as well as the factors described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

        Accordingly, there is no assurance that our expectations will be realized. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

OUR COMPANY

        We are an internally managed hotel investment company organized to opportunistically acquire and invest in hotel properties located primarily in major U.S. cities, including Atlanta, Boston, Chicago, Key West, Los Angeles, Miami, Nashville, Naples, New York, Philadelphia, Portland, Santa Monica, San Diego, San Francisco, Seattle and Washington, D.C., with an emphasis on major gateway urban markets. In addition, we also opportunistically target investments in resort properties located near our primary urban target markets, as well as in select destination resort markets such as south Florida and southern California. We focus on both branded and independent full-service hotels in the "upper upscale" segment of the lodging industry. The full-service hotels on which we focus our investment activity generally have one or more restaurants, lounges, meeting facilities and other amenities, as well as high levels of customer service. As of December 31, 2019, our company owned 56 hotels with a total of 14,013 guest rooms.

        We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries.

        We believe that we qualify, and we have elected to be taxed, as a REIT under the Code, commencing with our short taxable year ended December 31, 2019.

        Our principal executive offices are located at 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814. Our telephone number is (240) 507-1300. Our internet website is www.pebblebrookhotels.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

        Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common shares, preferred shares, debt securities, warrants to purchase debt or equity securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the MRL, the Maryland General Corporation Law, or the MGCL, provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of February 14, 2020, 130,634,135 common shares, 5,000,000 6.50% Series C Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series C Preferred Shares, 5,000,000 6.375% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series D Preferred Shares, 4,400,000 6.375% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series E Preferred Shares, and 6,000,000 6.3% Series F Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series F Preferred Shares, were issued and outstanding. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval.

        Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

        The common shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of our common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

        Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Preferred Shares

        Our board of trustees may authorize the issuance of preferred shares in one or more class or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred shares of that class or series, including:

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  distribution rights;

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  conversion rights;

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  voting rights;

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  redemption rights and terms of redemptions; and

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  liquidation preferences.

        The preferred shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

        The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

        The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of preferred shares in the prospectus supplement relating to that class or series, which terms will include:

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  the designation and par value of the preferred shares;

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  the voting rights, if any, of the preferred shares;

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  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

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  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

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  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

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  the procedures for any auction and remarketing for the preferred shares, if applicable;

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  the provision for a sinking fund, if any, for the preferred shares;

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  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

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  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

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  the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred shares may be modified, if applicable;

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  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any limitation on issuance of any other class or series of preferred shares, including any class or series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any listing of the preferred shares on any securities exchange;

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  if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred shares;

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  information with respect to book-entry procedures, if applicable;

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  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

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  any additional rights, preferences, privileges or restrictions of the preferred shares.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

        For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our declaration of trust, subject to certain exceptions, contains restrictions on the ownership and transfer of our shares that are intended to assist us in complying with these requirements and continuing to qualify as a REIT, among other purposes. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.

        Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than

100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any restriction is no longer required for REIT qualification.

        Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.

        Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will remain issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the trading day immediately preceding the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise, gift or similar transaction, the market price on the trading day immediately preceding the day of the event causing the shares to be held in the trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and the charitable beneficiary and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or otherwise be in the best interest of our shareholders.

Stock Exchange Listings

        Our common shares are listed on the NYSE under the symbol "PEB." Our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares are listed on the NYSE under the symbols "PEB-PC," "PEB-PD," "PEB-PE," and "PEB-PF" respectively.

Transfer Agent and Registrar

        The transfer agent and registrar for each class or series of our outstanding shares of beneficial interest is Equiniti Trust Company.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the "Debt Securities." When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part. In this prospectus we refer to the Indenture (for Debt Securities) as the "Debt Securities Indenture." We refer to the trustee under any Debt Securities Indenture as the "Debt Securities Trustee."

        The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets ("[            ]")) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the "Subordinated Debt Securities." Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

        We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers' certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

        Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of December 31, 2019, we had outstanding approximately $1,975 million principal amount in unsecured term loans, $100 million principal amount in senior unsecured notes and $165.0 million in borrowings under our $650.0 million senior unsecured revolving credit facility. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.

        We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

        The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

  •
  the title of the Debt Securities;

  •
  any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

  •
  the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

  •
  the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

  •
  the date from which any interest will accrue;

  •
  the dates on which we will pay interest;

  •
  our ability to defer interest payments and any related restrictions during any interest deferral period; and

  •
  the record date for any interest payable on any interest payment date;

  •
  the place where:

  •
  the principal of, premium, if any, and interest on the Debt Securities will be payable;

  •
  you may register transfer of the Debt Securities;

  •
  you may exchange the Debt Securities; and

  •
  you may serve notices and demands upon us regarding the Debt Securities;

  •
  the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

  •
  the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

  •
  the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

  •
  the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder's option, including any applicable exceptions to notice requirements;

  •
  the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

  •
  the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

  •
  if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

  •
  the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

  •
  if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

  •
  any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

  •
  the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

  •
  whether we are issuing Debt Securities as global securities, and if so,

  •
  any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

  •
  any limitations on the right to obtain definitive certificates for the Debt Securities; and

  •
  any other matters incidental to the Debt Securities;

  •
  whether we are issuing the Debt Securities as bearer securities;

  •
  any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

  •
  any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

  •
  any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

  •
  any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

  •
  the material federal income tax consequences applicable to the Debt Securities. For more information, see Section 301 of the applicable Debt Securities Indenture.

        Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

        The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

  •
  there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

  •
  any Senior Indebtedness is not paid when due;

  •
  any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

  •
  the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term "Senior Indebtedness" means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

  •
  for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

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  for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

  •
  indebtedness evidenced by bonds, debentures, notes or other similar instruments.

        In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

        The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

  Form, Exchange and Transfer

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

        Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

        No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

        The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        We will not be required to:

  •
  issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

  •
  register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

        For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

  Redemption

        You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

        A notice of redemption we provide may state:

  •
  that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

  •
  that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

        For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

  •
  the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

  •
  is organized and validly existing under the laws of any domestic jurisdiction; and

  •
  expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

  •
  immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

  •
  we have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

        For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, "event of default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

  •
  failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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  failure to pay principal or premium, if any, when due on any Debt Security of that series;

  •
  failure to make any required sinking fund payment on any Debt Securities of that series;

  •
  breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default set forth in the applicable prospectus supplement or free writing prospectus. For more information, see Section 801 of the applicable Debt Securities Indenture.

        An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

        If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

        The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

        At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

  •
  all overdue interest on all Debt Securities of the particular series;

  •
  the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

  •
  interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

  •
  all amounts due to the Debt Securities Trustee under the applicable indenture; and

  •
  any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

        For more information, see Section 802 of the applicable Debt Securities Indenture.

        The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

        No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

  •
  the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

  •
  the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

  •
  the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

        For more information, see Section 807 of the applicable Debt Securities Indenture.

        The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

        We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

        We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

  •
  to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional events of default;

  •
  to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

  •
  to provide collateral security for the Debt Securities;

  •
  to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

  •
  to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

  •
  to change any place where:

  •
  the principal of and any premium and interest on any Debt Securities are payable;

  •
  any Debt Securities may be surrendered for registration of transfer or exchange; or

  •
  notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

  •
  to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

        For more information, see Section 1201 of the applicable Debt Securities Indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

  •
  compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

  •
  any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

        The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

        Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

  •
  may not, without the consent of the holder of each outstanding Debt Security affected:

  •
  change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

  •
  reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

  •
  reduce any premium payable upon the redemption of the Debt Securities;

  •
  reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

  •
  may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

  •
  may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

        A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

  •
  changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

  •
  modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

        For more information, see Section 1202 of the applicable Debt Securities Indenture.

        If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

        The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of trustees appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

        We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

        The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

        The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the minimum or maximum number of warrants which may be exercised at any one time;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  if appropriate, a discussion of any material federal income tax considerations applicable to the warrants;

  •
  information with respect to book-entry procedures, if applicable; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS

        This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference into the registration statement and this prospectus.

        We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

        We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be issued in fully registered or global form;

  •
  the name of the unit agent;

  •
  a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

  •
  if appropriate, a discussion of the material federal income tax consequences applicable to the units; and

  •
  whether the units will be listed on any securities exchange.

        Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

GLOBAL SECURITIES

        We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

        As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

  •
  will not be entitled to have the global security or any securities represented by it registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

        We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the depositary, with respect to participants' interests; or

  •
  any participant, with respect to interests of persons held by the participants on their behalf.

        Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  us or our affiliates;

  •
  the trustee under any indenture; or

  •
  any agent of any of the above.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in the acquisition, ownership and disposition of our securities. Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our securities through a partnership or similar pass-through entity.

        This summary assumes that securityholders hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed U.S. Department of the Treasury ("Treasury") regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

        We elected to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ended December 31, 2009. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

        In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2016 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure or after default on a lease of the property ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

  •
  the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

  •
  a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

    •
    the amount of gain that we recognize at the time of the sale or disposition, and

    •
    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

  1.
  It is managed by one or more directors or trustees.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to maintain REIT status and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see "—Asset Tests") is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an "eligible independent contractor" (as defined below under "—Gross Income Test—Rents from Real Property") to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract.

        We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS's current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to any TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have formed a TRS, Pebblebrook Hotel Lessee, Inc., whose wholly owned subsidiaries are the lessees of our wholly owned hotels. The hotels in our joint venture are leased to lessee entities in which we own our interest through our TRS. We refer to our TRS and its subsidiaries as our TRS lessees. We may also form additional TRSs in the future. See "—Taxable REIT Subsidiaries."

        Ownership of Subsidiary REITs.    Our operating partnership owns 100% of the common shares of certain subsidiary REITs. Our subsidiary REITs are subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that each of our subsidiary REITs is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if a subsidiary REIT of ours were to fail to qualify as a REIT, then (1) the subsidiary REIT would become subject to regular U.S. corporate income tax, as described herein, see "—Failure to Qualify" below, and (2) our ownership of shares in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries, and TRSs. See "—Asset Tests" below. If any of our subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the

10% vote test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We have made "protective" TRS elections with respect to our subsidiary REITs and may implement other protective arrangements intended to avoid such an outcome if our subsidiary REITs were not to qualify as REITs, but there can be no assurance that such "protective" elections and other arrangements will be effective to avoid the resulting adverse consequences to us. Moreover, even if the "protective" TRS elections with respect to our subsidiary REITs were to be effective in the event of the failure of a subsidiary REIT to qualify as a REIT, we cannot assure you that we would not fail to satisfy the requirement that not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless we or our subsidiary REITs could avail ourselves of certain relief provisions.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income and gain from foreclosure property; and

  •
  income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a "real estate asset" for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" (as defined in "—Hedging Transactions") that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See

"—Foreign Currency Gain" below. Finally, gross income attributable to cancellation of indebtedness will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a "qualified lodging facility," such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS. See "—Taxable REIT Subsidiaries."

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS that may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. Moreover, we need not provide services through an "independent contractor" or TRS, but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See "—Taxable REIT Subsidiaries."

        Our TRS lessees lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:

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  our operating partnership and the lessees intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

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  the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

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  the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

  •
  the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than utilities, real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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  the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

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  in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

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  the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (1) injury to persons or damage to property occurring at the hotels or (2) the lessee's use, management, maintenance or repair of the hotels;

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  the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

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  the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers who work for the lessees during the terms of the leases, operates the hotels;

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  each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

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  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        We expect that the leases we enter into in the future with our TRS lessees will have similar features.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under "—Failure to Satisfy Gross Income Tests."

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

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  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        More generally, percentage rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

        We must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We currently lease all of our hotels to TRS lessees and intend to lease to a TRS any hotels we acquire in the future. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by an "independent contractor" who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Taxable REIT Subsidiaries."

        We have formed Pebblebrook Hotel Lessee, Inc., a TRS whose wholly owned subsidiaries are the lessees of our wholly owned hotels. The hotels in our joint venture are leased to lessee entities in which we own our interest through our TRS. Our TRS lessees engage independent third-party hotel managers that qualify as "eligible independent contractors" to operate the related hotels on behalf of such TRS lessees.

        The rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property does not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        We cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an "independent contractor" or TRS, but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not jeopardize our tax status as a REIT.

        If a portion of the rent that we receive from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property." In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges do not qualify as "rents from real property," they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        We may, on a select basis, purchase mortgage debt and mezzanine loans when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. To the extent we invest in any mortgage debt, we intend to do so in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically may not meet all of the requirements for reliance on this safe harbor. To the extent we invest in any mezzanine loans, we intend to do so in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including our subsidiary REITs, will be qualifying income for purposes of both gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT's properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT's properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

        We have selectively disposed of certain of our hotel properties in the past and may make additional dispositions in the future. We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

        Hedging Transactions.    From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A "hedging transaction" means any of (1) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into to "offset" a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We believe we have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

  •
  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables, money market funds and, in certain circumstances, foreign currencies;

  •
  government securities;

  •
  interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as "rents from real property";

  •
  interests in mortgage loans secured by real property or real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of such property;

  •
  stock in other REITs and debt instruments issued by "publicly offered REITs"; and

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets (the "5% asset test").

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities(the "10% vote test" or the "10% value test," respectively).

        Fourth, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the "25% securities test").

        Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by "publicly offered REITs" to the extent such debt instruments are not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, debt of "publicly offered REITs," equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, other than a "publicly offered REIT," except that for purposes of the 10% value test, the term "securities" does not include:

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  "straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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  any loan to an individual or an estate;

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  any "Section 467 rental agreement," other than an agreement with a related party tenant;

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  any obligation to pay "rents from real property";

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  certain securities issued by governmental entities;

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  any security issued by a REIT;

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  any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        As described above, we may, on a select basis, invest in mortgage debt and mezzanine loans when we believe our investment will allow us to acquire ownership of the underlying property. Although we expect that any investments in mezzanine loans generally will be treated as real estate assets, we anticipate that the mezzanine loans in which we would invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. Additionally, we expect that any investments in mortgage loans generally will be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        We intend to continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test, the 10% vote or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we have not in all cases obtained, and we may not in the future obtain, independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over a specified percentage of our "REIT taxable income."

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

        If we cease to be a "publicly offered REIT", then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been "preferential dividends." A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our declaration of trust.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

        We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the shares distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We currently do not intend to pay taxable dividends in cash and shares of beneficial interest.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income, whether or not attributable to capital gains. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

        As used herein, the term "U.S. shareholder" means a beneficial owner of our shares of beneficial interest that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

Taxation of U.S. Shareholders on Distributions on Our Shares

        As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations.

        Under the Tax Cuts and Jobs Act ("TCJA"), for taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not "capital gain dividends" or "qualified dividend income," subject to complex limitations. For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. shareholders taxed at individual rates is 37%. For taxpayers qualifying for the full deduction under the TCJA, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%.

        Dividends paid to a U.S. shareholder generally will not qualify for the 20% maximum tax rate for "qualified dividend income." Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see "—Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends generally will be taxed at the higher tax rate described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares becomes ex-dividend.

        A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted tax basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Our Shares

        A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares

        Except as provided below, (1) a shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (2) a shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

        A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders on the Disposition of Our Shares"). The redemption will satisfy such tests if it (1) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (2) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares, or (3) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above "—Taxation of Taxable U.S. Shareholders." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining shareholdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. For taxable years prior to January 1, 2026, the highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

FATCA Withholding

        Under the Foreign Account Tax Compliance Act ("FATCA"), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. shareholders who own our shares of beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Additional Medicare Tax

        Certain U.S. shareholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. It is unclear whether the 20% deduction that individuals may take with respect to ordinary dividends received from us is available to reduce the taxpayer's gross investment income for these purposes.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

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  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

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  either:

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  one pension trust owns more than 25% of the value of our shares of beneficial interest; or

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  a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

        The term "non-U.S. shareholder" means a beneficial owner of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our shares, including any reporting requirements.

Taxation of Non-U.S. Shareholders on Distributions on Our Shares

        A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest ("USPRI"), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. In addition, because we cannot generally determine whether a non-U.S. shareholder is subject to tax on gain from the sale or disposition of our shares, we may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain distributions on our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1)(a) the applicable class of our shares is regularly traded on an established securities market in the United States and (b) the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or (2) the non-U.S. shareholder was treated as a "qualified shareholder" or "qualified foreign pension fund," as discussed below. As a result, non-U.S. shareholders owning 10% or less of the applicable class of our shares generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares currently are treated as regularly traded on an established securities market in the United States. If the applicable class of our shares is not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold at least 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if we are a "domestically controlled qualified investment entity," and a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as being subject to FIRPTA to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having income subject to FIRPTA in an amount that, but for the disposition, would have been treated as income subject to FIRPTA.

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares of beneficial interest held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder's proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.

Taxation of Non-U.S. Shareholders on the Disposition of Our Shares

        Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.

        If the applicable class of our shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells the applicable class of our shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

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  the applicable class of our shares is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

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  the non-U.S. shareholder owned, actually or constructively, 10% or less of the applicable class of our shares at all times during a specified testing period.

        As noted above, we believe that our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares currently are treated as being regularly traded on an established securities market.

        If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

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  the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Taxation of Non-U.S. Shareholders on a Conversion of Preferred Shares

        The conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute a USRPI. Even if our preferred shares constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder's common shares received over such non-U.S. shareholder's adjusted tax basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares.

        Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. shareholder exchanges common shares of beneficial interest received on a conversion of preferred shares for cash or other property.

Taxation of Non-U.S. Shareholders on a Redemption of Preferred Shares

        For a discussion of the treatment of a redemption of preferred shares, see "—Taxation of U.S. Shareholders on a Redemption of Preferred Shares."

Qualified Shareholders

        Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" generally will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding. REIT distributions received by a "qualified shareholder" that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

        In addition, a sale of our shares by a "qualified shareholder" who holds such shares directly or indirectly (through one or more partnerships) generally will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to U.S. income taxation and FIRPTA withholding on a sale of our shares.

        A qualified shareholder is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

        A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the shares of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

        Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a "qualified foreign pension fund" that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise made available to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding

        Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

        Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes.

        We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership's tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary. See "—Partnership Audit Rules."

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Our Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership's existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership's adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

        In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to our operating partnership;

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  increased by our allocable share of our operating partnership's income and our allocable share of indebtedness of our operating partnership; and

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  reduced, but not below zero, by our allocable share of our operating partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

        If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership's distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to Our Operating Partnership.    To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Partnership Audit Rules

        The Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships. Under these rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our shares of beneficial interest.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Gross Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and Treasury which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any recent changes or any future law changes on REITs and their security holders. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

        We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the

Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Hunton Andrews Kurth LLP and, with respect to matters of Maryland law, by Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of Pebblebrook Hotel Trust as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$450,000,000

1.75% Convertible Senior Notes Due 2026
December 10, 2020

Joint Book-Running Managers
BofA Securities
Raymond James

Co-Lead Managers
Truist Securities
US Bancorp
PNC Capital Markets LLC
Regions Securities LLC

Co-Managers
Capital One Securities
BMO Capital Markets
Scotiabank
SMBC Nikko
TD Securities
BBVA